AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement (the "Agreement") is made effective as of September 29, 2008 (the "Effective Date"), by and between Seneca Falls Savings Bank, a federally chartered savings bank with its principal office in Seneca Falls, New York (the "Bank"), and Menzo D. Case ("Executive"). References to the "Company" mean Seneca-Cayuga Bancorp, Inc. a federal corporation that owns 100% of the common stock of the Bank. The Company shall be a signatory to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder.

     WHEREAS, the Executive is currently employed as President and Chief Executive Officer of the Bank and is a party to an employment agreement entered into on January 1, 2006 (the "Original Agreement"); and

     WHEREAS, the Bank desires to amend and restate the Original Agreement in order to make changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the final regulations issued thereunder in April 2007; and

     WHEREAS, the Executive is willing to serve the Bank on the terms and conditions hereinafter set forth and has agreed to such changes; and

     WHEREAS, the Board of Directors of the Bank and the Executive believe it is in the best interests of the Bank to enter into this Agreement in order to reinforce and reward the Executive for his service and dedication to the continued success of the Bank and incorporate the changes required by Section 409A of the Code.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank (the "Executive Position"). During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive to Executive Position without the consent of Executive during the term of this Agreement (except for any termination for Cause, as defined herein) shall constitute a breach of this Agreement.

2.   TERM AND DUTIES.

     (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of 36 full calendar months thereafter, provided that all changes intended to comply with Code Section 409A shall be retroactively effective to January 1, 2006; and provided further that no retroactive change shall affect the compensation or benefits previously provided to the Executive. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be 36 full

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calendar months; provided,  however, if written notice of nonrenewal is provided to Executive at least ten days and not more than 30 days prior to any anniversary date, the term of this Agreement shall not so renew. On an annual basis prior to the deadline for the notice period referenced above, the board of directors of the Company (the "Board of Directors") shall conduct a performance review of Executive for purposes of determining whether to provide notice of nonrenewal.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the board of directors of the Bank ("Board"), Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board of the Bank, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require Board approval pursuant to this Section 2(b). For purposes of this
Section 2(b), Board approval shall be deemed to have been granted as to service with any such business company or organization that Executive was serving as of the date of this Agreement.

3.   COMPENSATION, BENEFITS AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $175,000 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees are generally paid. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review may be conducted by a Committee designated by the Board, and the Bank may increase, but not decrease (except a decrease that is generally applicable to all employees) Executive's Base Salary (with any increase in Base Salary to become "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, except as to any changes that are applicable to all participating employees or as reasonably or customarily available. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any

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employee  benefit  plans  including,  but  not  limited  to,  retirement  plans,
supplemental   retirement   plans,   pension   plans,    profit-sharing   plans,
health-and-accident insurance plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank or the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank or the Company in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     (c) In addition to the Base Salary  provided for by  paragraph  (a) of this
Section 3, the Bank or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Bank shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require. All reimbursements shall be paid promptly by the Bank and in any event no later than March 15 of the year immediately following the year in which the expense was incurred.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a termination for Cause, as defined in Section 8 hereof, or a termination upon Retirement as defined in Section 7 hereof, or a termination for Disability as set forth in Section 6(a) hereof; and (ii) to the extent permitted under Code
Section 409A, Executive's resignation from the Bank's employ for "Good Reason." Good Reason shall mean any of the following: (A) failure to elect or reelect or to appoint or reappoint Executive to Executive Position, unless consented to by Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment to a location that is more than 25 miles from the location of the Bank's principal executive offices as of the date of this Agreement, or a material reduction in Base Salary (except for any reduction that is part of an employee-wide reduction in pay or benefits), or (D) material breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses
(ii) (A), (B), (C), or (D) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation within ninety (90)
days) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination. The Bank shall have at least (30) days to remedy any condition set forth in clause (ii) (A) through

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(D), provided, however, that the Bank shall be entitled to waive such period and make an immediate payment hereunder. If the Bank remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Bank does not remedy the condition within such thirty (30) day cure period, then Executive may deliver a Notice of Termination, as defined in Section 9(c) below, for Good Reason at any time within sixty (60) days following the expiration of such cure period. No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as provided in Section 4 or 5 hereof.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a lump sum cash amount equal to one and one-half (the "Multiplier") times the sum of (A) the highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the Event of Termination; provided, however, that if such Event of Termination shall occur within three months prior to, or 24 months following, a Change in Control, the Multiplier shall equal three. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment, and shall be payable within thirty (30) days following the Executive's Event of Termination, except if the payment is made due to an Event of Termination occurring within three months prior to a Change in Control, such payment will be made on the effective date of the Change in Control. Notwithstanding the foregoing, in the event the Executive is a Specified Employee (as defined herein), then, solely, to the extent required to avoid penalties under Code
Section 409A, the Executive's payment under this Section 4(b) shall be delayed until the first day of the seventh month following the Executive's Event of Termination. A "Specified Employee" shall be interpreted to comply with Code section 409A and shall mean a key employee within the meaning of Code Section 416(i) (without regard to paragraph 5 thereof) but an individual shall be a "Specified Employee" only if the Bank or Company is or becomes a publicly traded company.

     (c) Upon the occurrence of an Event of Termination, the Bank will provide at the Bank's expense, life insurance and non-taxable medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease 18 months following the Event of Termination; provided, however, that if the Event of Termination occurs within 3 months prior to, or 24 months following, a Change in Control, then such coverage shall cease 36 months after the Event of Termination. In the alternative, the Company shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes Executive has to pay on the cash amount.

     (d) Upon the occurrence of an Event of Termination, any non-vested stock options granted to Executive under any stock option plan or restricted stock plan of the Bank will fully vest.

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     (e) Notwithstanding  the foregoing,  to the extent necessary to comply with
OTS regulations, payments upon an Event of Termination shall not exceed three times the Executive's average annual compensation over the most recent five taxable years.

     (f) For purposes of this Agreement, "Event of Termination" as used herein shall mean "Separation from Service" as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, such that the Bank and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

5.   CHANGE IN CONTROL.

     (a) "Change in Control" shall mean any of the following:

          (1) "Change in Control" shall mean (i) a change in the ownership of the Bank or Company, (ii) a change in the effective control of the Bank or Company, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or Company, as described below.

          (2) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Final Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. For these purposes, a change in ownership will not be deemed to have occurred if no stock of the Bank or Company is outstanding.

          (3) A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Final Regulations section 1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30 percent or more of the total voting power of the stock of such Bank or Company, or (ii) a majority of the members of the Bank's or Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank's or Company's board of directors prior to the date of the appointment or election, provided that this subsection "(ii)" is inapplicable where a majority shareholder of the Bank or Company is another corporation.

          (4) A change in a substantial portion of the Bank's or Company's assets occurs on the date that any one person or more than one person acting as a group (as defined in Final Regulations section
     1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Final Regulations section

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     1.409A-3(i)(5),  except to the  extent  that  such  final  regulations  are superseded by subsequent guidance.

          (5) Notwithstanding anything herein to the contrary, a minority stock offering or mutual to stock conversion of the Bank's mid-tier mutual holding company to fully converted stock holding company shall not be considered a "Change in Control" of the Bank or the mid-tier mutual holding company.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 regardless of whether he has terminated employment in connection with the Change in Control.

     (c) Upon the occurrence of a Change in Control, Executive, or, in the event of his death following a Change in Control, his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the highest annual rate of Base Salary, and the highest rate of cash bonus awarded to Executive during the prior three years, which shall be paid in a lump sum distribution within thirty (30) days following the effective date of the Change in Control.

     (d) Upon the occurrence of a Change in Control, any non-vested stock options granted to Executive under any stock option plan or restricted stock plan of the Bank will fully vest.

     (e) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive in the event of a Change in Control would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, then at the election of Executive, (i) such payments or benefits shall be payable or provided to Executive over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than three times Executive's "base amount" under Section 280G of the Code or
(ii) the payments or benefits to be provided under this Section 5 shall be reduced to the extent necessary to avoid treatment as an excess parachute payment with the allocation of the reduction among such payments and benefits to be determined by Executive, provided, however that if it is determined that such election by Executive shall be in violation of Code Section 409A, then the cash severance payable pursuant to this Section 5 hereof shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits payable by the Bank under this Section 5 being non-deductible pursuant to Code
Section 280G and subject to excise tax imposed under Code Section 4999.

     (f) Notwithstanding the foregoing, to the extent necessary to comply with OTS regulations, payments upon a Change in Control shall not exceed three times the Executive's average annual compensation over the most recent five taxable years.

6.   TERMINATION FOR DISABILITY OR DEATH.

     (a) Termination of Executive's employment based on "Disability" shall be construed to comply with Code section 409A and shall be deemed to have occurred if (i) the Executive is

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unable to engage in any substantial  gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, the Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank or Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration. The provisions of paragraph 6(b) and (c) shall apply upon the termination of the Executive's employment for Disability.

     (b) The Bank will pay Executive, as Disability pay, a bi-weekly payment equal to seventy-five percent (75%) of Executive's bi-weekly rate of Base Salary commencing on the date the Executive is determined to be Disabled. These Disability payments will be paid bi-weekly and will end on the earlier (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability; (ii) Executive's full-time employment by another employer; (iii) Executive attains the age of 65; or (iv) Executive's death. The Disability pay shall be reduced by the amount, if any, paid to Executive under any plan of the Bank or the Company providing disability benefits to Executive.

     (c) The Bank will cause to be continued life insurance and non-taxable medical and dental coverage substantially comparable, as reasonable or customarily available, to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees or not available on an individual basis to an employee terminated for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death.

     (d) In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by executive in writing) shall be paid Executive's Base Salary as defined in paragraph 3(a) at the rate in effect at the time of Executive's death for a period of one (1) year from the date of Executive's death in accordance with regular payroll practices, and the Bank will continue to provide medical, dental and other insurance benefits normally provided for Executive's family (in accordance with its customary co-pay percentages) for one year after Executive's death.


7.   TERMINATION UPON RETIREMENT.

     Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established by the Board with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due to the Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

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8.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Executive's employment shall not be terminated in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Board or upon advice of the Bank's counsel. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for Termination for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

9.   NOTICE.

     (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to Executive. If, within 30 days after any Notice of Termination for Cause is given, Executive notifies the Bank that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Bank may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 4 or 5 of this Agreement, the payment of such compensation and benefits by the Bank shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in The Wall Street Journal from time to time).

     (b) Any other purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. If, within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in
Section 19 of this Agreement. Notwithstanding the pendency of any such dispute, the Bank shall continue to pay Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event the voluntary termination by Executive of his employment is disputed by the Bank, and if it is determined in arbitration that Executive is not entitled to termination

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benefits  pursuant to this Agreement,  he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in The Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination.

     (c) For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and "Date of Termination" shall mean the date of the Notice of Termination.

10.  NON-COMPETITION AND POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b), (c) and (d) of this
Section 10.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank or any of its subsidiaries or affiliates.

     (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Employers. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Employers or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), or other regulatory agency with jurisdiction over the Bank, the Company, or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank which is otherwise publicly available or which Executive is otherwise legally required to disclose. In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Bank and the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, his knowledge of the past, present, planned or considered business activities of the Bank or the Company or any of their affiliates, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

     (d) Upon any termination of Executive's  employment  hereunder  pursuant to
Section 4 of this Agreement, Executive agrees not to compete with the Bank and the Company and any of their subsidiaries for a period of one year following such termination in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 10(d) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13. NO ATTACHMENT; BINDING ON SUCCESSORS.

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  REQUIRED PROVISIONS.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank's Board other than Termination for Cause as defined in
Section 8 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 USC  ss.1818(e)(3)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 USC  ss.1818(e)(4)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) [12 USC ss.1813(x)(1)] of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 USC ss.1823(c)] of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the

Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of New York but only to the extent not superseded by federal law.

19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within twenty-five miles of Seneca Falls, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor, and that such reimbursement shall occur as soon as practicable but not later than two and one-half months after the dispute is settled or resolved in Executive's favor.

21.  INDEMNIFICATION.

     (a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) for the term of the Agreement and for a period of six years thereafter to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board), provided, however, the Bank shall not be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with
Section 545.121 of the OTS Regulations and Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and the regulations issued thereunder in 12 C.F.R. Part 359.

     (b) Notwithstanding the foregoing, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Bank in writing within such notice period, of its objection thereto.

22.  NOTICE.

     For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Company:                   Seneca-Cayuga Bancorp, Inc.
                                                    19 Cayuga Street
                                                    Seneca Falls, New York 13148

                  To the Bank:                      Seneca Falls Savings Bank
                                                    19 Cayuga Street
                                                    Seneca Falls, New York 13148

                  To Executive:                     Menzo D. Case
                                                    ----------------------------
                                                    ----------------------------
                                                    ----------------------------

                                   SIGNATURES


     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized representatives, and Executive has signed this Agreement, on the day and date first above written. The Company has become a party to this Agreement for the sole purpose of binding itself to the duties and obligations set forth in Sections 11 and 21 hereof.

                                           SENECA-CAYUGA BANCORP, INC.




------------------------------------       By: /s/ Robert E. Kernan, Jr.
Date                                           ---------------------------------
                                               Chairman of the Board


                                           SENECA FALLS SAVINGS BANK




------------------------------------       By: /s/ Robert E. Kernan, Jr.
Date                                           ---------------------------------
                                               Chairman of the Board

                                           EXECUTIVE:


                                           /s/ Menzo D. Case
------------------------------------       -------------------------------------
Date                                       Menzo D. Case
                                           President and Chief Executive Officer